                                                                 EXHIBIT 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37440) pertaining to the HealthStream, Inc. Employee Stock Purchase Plan of our report dated May 15, 2003, with respect to the financial statements of the HealthStream, Inc. Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2003.



                                                     /s/ Ernst & Young LLP


Nashville, Tennessee
May 22, 2003










                                      E-2